EXHIBIT 24.1
JOINT FILING AGREEMENT
Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.
IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date first written above.

Date: August 10, 2010	SRB MANAGEMENT, L.P.
	By:	BC Advisors, LLC, its general partner

	By:	/s/ Steven R. Becker
		Name:	Steven R. Becker
		Title:	Co-Managing Member

SRB GREENWAY OPPORTUNITY FUND (QP), L.P.
	By:	SRB Management, L.P., its general partner

	By:	BC Advisors, LLC, its general partner

	By:	/s/ Steven R. Becker
		Name:	Steven R. Becker
		Title:	Co-Managing Member

SRB GREENWAY OPPORTUNITY FUND, L.P.
	By:	SRB Management, L.P., its general partner

	By:	BC Advisors, LLC, its general partner

	By:	/s/ Steven R. Becker
		Name:	Steven R. Becker
		Title:	Co-Managing Member

BC ADVISORS, LLC
	By:	/s/ Steven R. Becker
		Name:	Steven R. Becker
		Title:	Co-Managing Member

STEVEN R. BECKER
/s/ Steven R. Becker

MATTHEW A. DRAPKIN
/s/ Matthew A. Drapkin